EXHIBIT 7.2

                               FIRST AMENDMENT TO
                          HOLLYWOOD CASINO CORPORATION
                             VOTING TRUST AGREEMENT
                             ----------------------


           THIS FIRST AMENDMENT TO HOLLYWOOD CASINO CORPORATION VOTING TRUST AGREEMENT (the "First Amendment") is made and entered into by and among CAROLYN
S. HICKEY, DIANA PRATT-WYATT (FORMERLY DIANA L. HEISLER) and SHARON R. NAFTEL (FORMERLY SHARON R. NASH) (the "Shareholders") and EDWARD T. PRATT III (the "Proxy").

                                    RECITALS

           WHEREAS, the Shareholders and the Proxy entered into that certain Hollywood Casino Corporation Voting Trust Agreement dated effective as of December 29, 1998 (the "Agreement"; all capitalized terms used but not otherwise defined herein shall have the meanings specified in the Agreement), providing, among other things, for the assignment by the Shareholders to the Proxy of the Shareholders' voting and certain other rights incident to certain shares of Class A Common Stock of Hollywood Casino Corporation in accordance with the Agreement; and

           WHEREAS, the Shareholders and the Proxy now desire to amend the Agreement to provide for the extension of the Term of the Agreement.

                                   AGREEMENTS

           NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Shareholders and the Proxy hereby agree to amend the Agreement as follows:

         1. Section 7(a) of the Agreement is amended in its entirety to read as follows:

                  (a) EFFECTIVE DATE AND TERM. This Agreement shall become effective as of December 28, 1998 and shall continue until December 31, 2004, unless terminated as provided in Paragraph 7(b) of this Agreement (the "Term").

         2. Except as amended by this First Amendment, the Agreement shall be and remain in full force and effect in accordance with its original terms.

         3. This First Amendment may be executed in multiple counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.


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                  EXECUTED effective as of the 30th day of December, 2001.



                                        /s/ Carolyn S. Hickey
                                        --------------------------------------
                                        Carolyn S. Hickey, Shareholder



                                        /s/ Diana Pratt-Wyatt
                                        --------------------------------------
                                        Diana Pratt-Wyatt
                                        (formerly Diana L. Heisler),
                                        Shareholder



                                        /s/ Sharon  R.  Naftel
                                        --------------------------------------
                                        Sharon  R.  Naftel
                                        (formerly  Sharon  R. Nash),
                                        Shareholder



                                        /s/ Edward T. Pratt III
                                        --------------------------------------
                                        Edward T. Pratt III, Proxy













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